Exhibit 99.1

Everbridge Announces First Quarter 2023 Financial Results

Company Delivers Solid First Quarter Revenue and Improved Profitability

BURLINGTON, Mass – May 9, 2023 – Everbridge, Inc. (Nasdaq: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the first quarter ended March 31, 2023. Revenue for the first quarter was up 8% year-over-year to $108.3 million, and GAAP net loss improved to $(14.6) million from $(19.1) million.

“The first quarter marked a solid start to the year,” said David Wagner, Everbridge’s President and CEO. “We delivered another steady sequential increase in ARR and solid growth in our adjusted EBITDA. During the quarter, we also introduced an evolution of our brand representing our commitment to delivering organizational resilience for businesses and governments around the world. Our execution continues to improve and we believe we are well positioned to deliver increasing shareholder value.”

Patrick Brickley, Everbridge’s CFO, added, “Our focus on fiscal discipline drove meaningful increases in profitability and cash flow in the first quarter. Our healthy retention rates reflect the value we are delivering through our platform. Based on the strategic initiatives that we continue to execute and improve upon, we are confident in meeting our year-end goals.”

First Quarter 2023 Financial Highlights

•
Total revenue was $108.3 million, an increase of 8% compared to $100.4 million for the first quarter of 2022.
•
GAAP operating loss was $(15.4) million, compared to $(19.2) million for the first quarter of 2022.
•
Non-GAAP operating income was $10.1 million, compared to non-GAAP operating loss of $(1.6) million for the first quarter of 2022.
•
GAAP net loss was $(14.6) million, compared to GAAP net loss of $(19.1) million for the first quarter of 2022. GAAP diluted net loss per share was $(0.36), based on 40.3 million diluted weighted average common shares outstanding, compared to $(0.48) for the first quarter of 2022, based on 39.4 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $10.8 million, compared to non-GAAP net loss of $(0.6) million in the first quarter of 2022. Non-GAAP diluted net income per share was $0.25, based on 43.8 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net loss per share of $(0.02) for the first quarter of 2022, based on 39.4 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $15.9 million, compared to $2.6 million in the first quarter of 2022.
•
Cash flow from operations was an inflow of $20.6 million, compared to $7.7 million for the first quarter of 2022.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, Adjusted Free Cash Flow was an inflow of $20.0 million for the first quarter of 2023.

Recent Business Highlights

•
ARR was $388 million, up 10% year-over-year.
•
Ended the first quarter with 6,500 global enterprise customers, down 13 sequentially but up 4% year-over-year, reflecting planned divestitures and other end-of-life products discussed during 2022.
•
CEM customer count increased to 335, up 28 sequentially and 64% year-over-year.
•
Unveiled an evolution of our corporate brand and the commemoration of our 20-year anniversary of empowering resilience. The evolved brand represents the company’s commitment to empowering enterprises and government organizations with the ability to anticipate, mitigate, respond to, and recover stronger from incidents of all kinds – physical and digital.
•
Announced the completed deployment of the company’s countrywide population alerting system in six European nations – Germany, United Kingdom, Spain, Denmark, Norway, and Estonia, protecting a combined population of more than 200 million residents.
•
Presented unique industry research identifying only 24% of over 200 surveyed global organizations have a strong Travel Risk Management (TRM) program in place as defined by TRM Standard ISO 31030.
•
Reported that the Republic of Mauritius completed implementation of the company’s population alerting solution to help keep 1.3 million residents and over 1.4 million annual tourists safe.

•
Provided the Boston Athletic Association with the platform to communicate critical event updates and safety information to thousands of staff and volunteers during the 127th running of the Boston Marathon.
•
Recognized with a 2023 Platinum Govies Government Security Award for its Control Center product that correlates events from disparate safety and security systems into a common operating picture.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2023 as indicated below.

							Full Year 2023 Guidance
	Second Quarter 2023			Full Year 2023			Issued February 22, 2023
Revenue	$110.0	to	$110.5	$456.0	to	$462.0	$456.0	to	$462.0
Revenue growth	7%		7%	6%		7%	6%		7%
GAAP net loss	$(16.8)		$(16.3)	$(47.6)		$(45.6)	$(47.6)		$(45.6)
GAAP net loss per share	$(0.41)		$(0.40)	$(1.17)		$(1.12)	$(1.17)		$(1.12)
Non-GAAP net income	$11.5		$12.0	$65.8		$67.8	$65.8		$67.8
Non-GAAP net income per share	$0.26		$0.27	$1.48		$1.52	$1.48		$1.52
Adjusted EBITDA	$16.5		$17.2	$84.0		$86.0	$84.0		$86.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge’s First Quarter 2023 Financial Results Conference Call
When:	Tuesday, May 9, 2023
Time:	8:30 a.m. ET
Live Call:	(833) 685-0904 Domestic
(412) 317-5740 International
Replay:	(877) 344-7529 Passcode 6763646, Domestic
(412) 317-0088 Passcode 6763646, International
Webcast:	https://edge.media-server.com/mmc/p/6zwtn9bd (live and replay)

About Everbridge

Everbridge (Nasdaq: EVBG) empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on Twitter. Everbridge… Empowering Resilience.

Key Performance Metric

Annualized Recurring Revenue (ARR) is defined as the expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of this metric may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and adjusted EBITDA margin.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment and change in fair value of contingent consideration. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, change in fair value of contingent consideration, accretion of interest on convertible senior notes, gain (loss) on extinguishment of debt, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for stock-based compensation expense, costs related to the 2022 Strategic Realignment, change in fair value of contingent consideration and gain (loss) on extinguishment of debt, capped call modification and change in fair value. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results for the second quarter of 2023 and the full fiscal year 2023. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 24, 2023 and other subsequent filings with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$220,880	$198,725
Restricted cash	2,063	2,046
Accounts receivable, net	107,054	119,986
Prepaid expenses	15,789	13,133
Assets held for sale	—	6,485
Deferred costs and other current assets	34,139	31,866
Total current assets	379,925	372,241
Property and equipment, net	8,388	8,993
Capitalized software development costs, net	28,192	27,370
Goodwill	510,962	508,781
Intangible assets, net	156,761	166,177
Restricted cash	815	823
Prepaid expenses	1,442	1,709
Deferred costs and other assets	39,826	39,570
Total assets	$1,126,311	$1,125,664
Current liabilities:
Accounts payable	$9,289	$10,854
Accrued payroll and employee related liabilities	29,523	31,175
Accrued expenses	12,778	13,566
Deferred revenue	238,135	233,106
Liabilities held for sale	—	2,062
Other current liabilities	9,640	10,644
Total current liabilities	299,365	301,407
Long-term liabilities:
Deferred revenue, noncurrent	8,684	9,278
Convertible senior notes	501,013	500,298
Deferred tax liabilities	5,714	6,236
Other long-term liabilities	18,772	19,334
Total liabilities	833,548	836,553
Stockholders' equity:
Common stock	40	40
Additional paid-in capital	737,017	721,143
Accumulated deficit	(416,772)	(402,124)
Accumulated other comprehensive loss	(27,522)	(29,948)
Total stockholders' equity	292,763	289,111
Total liabilities and stockholders' equity	$1,126,311	$1,125,664

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$108,268	$100,375
Cost of revenue	31,981	31,857
Gross profit	76,287	68,518
Gross margin	70.46%	68.26%
Operating expenses:
Sales and marketing	42,188	41,816
Research and development	25,004	23,559
General and administrative	24,466	22,336
Restructuring	21	—
Total operating expenses	91,679	87,711
Operating loss	(15,392)	(19,193)
Other income (expense), net:
Interest and investment income	1,737	62
Interest expense	(769)	(1,300)
Other income, net	618	280
Total other income (expense), net	1,586	(958)
Loss before income taxes	(13,806)	(20,151)
(Provision for) benefit from income taxes	(842)	1,078
Net loss	$(14,648)	$(19,073)
Net loss per share attributable to common stockholders:
Basic	$(0.36)	$(0.48)
Diluted	$(0.36)	$(0.48)
Weighted-average common shares outstanding:
Basic	40,274,069	39,429,686
Diluted	40,274,069	39,429,686
Other comprehensive loss:
Foreign currency translation adjustment	2,426	(5,360)
Total comprehensive loss	$(12,222)	$(24,433)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended
	March 31,
	2023	2022
Cost of revenue	$1,655	$829
Sales and marketing	4,747	1,344
Research and development	3,726	1,577
General and administrative	3,321	2,334
Total stock-based compensation	$13,449	$6,084

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,648)	$(19,073)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,774	15,434
Amortization of deferred costs	4,514	3,963
Deferred income taxes	(501)	(6,553)
Accretion of interest on convertible senior notes	715	1,158
Provision for credit losses and sales reserve	1,635	213
Stock-based compensation	13,449	6,084
Other non-cash adjustments	(352)	(52)
Changes in operating assets and liabilities:
Accounts receivable	11,994	11,420
Prepaid expenses	(2,465)	(2,447)
Deferred costs	(5,909)	(6,221)
Other assets	(597)	1,819
Accounts payable	(1,732)	(6,124)
Accrued payroll and employee related liabilities	(1,652)	(1,862)
Accrued expenses	(797)	3,246
Deferred revenue	3,589	8,036
Other liabilities	(1,442)	(1,339)
Net cash provided by operating activities	20,575	7,702
Cash flows from investing activities:
Capital expenditures	(575)	(1,847)
Proceeds from sale of assets	4,289	—
Payment for acquisition of business, net of acquired cash	—	(47)
Additions to capitalized software development costs	(4,112)	(4,330)
Net cash used in investing activities	(398)	(6,224)
Cash flows from financing activities:
Payments associated with shares withheld to settle employee tax withholding liability	(1,866)	(571)
Proceeds from employee stock purchase plan	2,546	1,702
Proceeds from stock option exercises	1,263	17
Other	(19)	(19)
Net cash provided by financing activities	1,924	1,129
Effect of exchange rates on cash, cash equivalents and restricted cash	63	(356)
Net increase in cash, cash equivalents and restricted cash	22,164	2,251
Cash, cash equivalents and restricted cash—beginning of period	201,594	492,758
Cash, cash equivalents and restricted cash—end of period	$223,758	$495,009

Reconciliation of GAAP measures to non-GAAP measures

(unaudited)

The following table reconciles our GAAP gross profit to non-GAAP gross profit (in thousands):

	Three Months Ended
	March 31,
	2023	2022
Gross profit	$76,287	$68,518
Amortization of acquired intangibles	2,385	3,151
Stock-based compensation	1,655	829
2022 Strategic Realignment	341	—
Non-GAAP gross profit	$80,668	$72,498

The following table reconciles our GAAP gross margin to non-GAAP gross margin(1):

	Three Months Ended
	March 31,
	2023	2022
Gross margin	70.5%	68.3%
Amortization of acquired intangibles margin	2.2%	3.1%
Stock-based compensation margin	1.5%	0.8%
2022 Strategic Realignment margin	0.3%	—
Non-GAAP gross margin	74.5%	72.2%

(1) Columns may not add up due to rounding.

The following table reconciles our GAAP operating loss to non-GAAP operating income (loss) (in thousands):

	Three Months Ended
	March 31,
	2023	2022
Operating loss	$(15,392)	$(19,193)
Amortization of acquired intangibles	9,648	11,538
Stock-based compensation	13,449	6,084
2022 Strategic Realignment	2,405	—
Change in fair value of contingent consideration	—	(52)
Non-GAAP operating income (loss)	$10,110	$(1,623)

The following table reconciles our GAAP net loss to non-GAAP net income (loss) (in thousands):

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(14,648)	$(19,073)
Amortization of acquired intangibles	9,648	11,538
Stock-based compensation	13,449	6,084
2022 Strategic Realignment	2,404	—
Change in fair value of contingent consideration	—	(52)
Accretion of interest on convertible senior notes	715	1,158
Income tax adjustments	(737)	(250)
Non-GAAP net income (loss)	$10,831	$(595)

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(unaudited)

The following table presents our GAAP net loss per share and non-GAAP net income (loss) per share:

	Three Months Ended
	March 31,
	2023	2022
Net loss per share:
Basic	$(0.36)	$(0.48)
Diluted	$(0.36)	$(0.48)
Weighted-average common shares outstanding:
Basic	40,274,069	39,429,686
Diluted	40,274,069	39,429,686

Non-GAAP net income (loss) per share:
Basic	$0.27	$(0.02)
Diluted	$0.25	$(0.02)
Weighted-average common shares outstanding:
Basic	40,274,069	39,429,686
Diluted	43,767,021	39,429,686

The following tables reconcile our net loss to EBITDA and adjusted EBITDA, net cash provided by operating activities to free cash flow and adjusted free cash flow and net loss margin to EBITDA and adjusted EBITDA margin (dollars in thousands):

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(14,648)	$(19,073)
Interest and investment expense, net	(968)	1,238
Provision for (benefit from) income taxes	842	(1,078)
Depreciation and amortization	14,774	15,434
EBITDA	—	(3,479)
Stock-based compensation	13,449	6,084
2022 Strategic Realignment	2,404	—
Change in fair value of contingent consideration	—	(52)
Adjusted EBITDA	$15,853	$2,553

Net cash provided by operating activities	$20,575	$7,702
Capital expenditures	(575)	(1,847)
Capitalized software development costs	(4,112)	(4,330)
Free cash flow	15,888	1,525
Cash payments for 2022 Strategic Realignment	4,121	—
Adjusted free cash flow	$20,009	$1,525

Net loss margin	(13.5)%	(19.0)%
Interest and investment expense, net margin	(0.9)%	1.2%
Provision for (benefit from) income taxes margin	0.8%	(1.1)%
Depreciation and amortization margin	13.6%	15.4%
EBITDA margin	—	(3.5)%
Stock-based compensation margin	12.4%	6.1%
2022 Strategic Realignment margin	2.2%	—
Change in fair value of contingent consideration margin	—	(0.1)%
Adjusted EBITDA margin	14.6%	2.5%

Remaining Performance Obligations as of March 31, 2023

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$485	$298
Professional services contracts	10	10

Financial Outlook

(in millions, except share and per share data)

					Year Ended
	Three Months Ended		Year Ended		December 31, 2023
	June 30, 2023		December 31, 2023		Issued February 22, 2023
	Low End	High End	Low End	High End	Low End	High End
Net loss	$(16.8)	$(16.3)	$(47.6)	$(45.6)	$(47.6)	$(45.6)
Amortization of acquired intangibles	9.6	9.6	38.2	38.2	38.2	38.2
Accretion of interest on convertible senior notes	0.7	0.7	3.7	3.7	3.7	3.7
2022 Strategic Realignment	4.0	4.0	13.0	13.0	13.0	13.0
Stock-based compensation	14.0	14.0	58.5	58.5	58.5	58.5
Non-GAAP net income	$11.5	$12.0	$65.8	$67.8	$65.8	$67.8

Weighted average common shares outstanding:
Basic	40,600,000	40,600,000	40,800,000	40,800,000	40,700,000	40,700,000
Diluted	44,000,000	44,000,000	44,500,000	44,500,000	44,500,000	44,500,000

Net loss per share	$(0.41)	$(0.40)	$(1.17)	$(1.12)	$(1.17)	$(1.12)
Non-GAAP net income per share	$0.26	$0.27	$1.48	$1.52	$1.48	$1.52

Net loss	$(16.8)	$(16.3)	$(47.6)	$(45.6)	$(47.6)	$(45.6)
Interest expense, net	0.2	0.2	1.0	1.0	1.0	1.0
Income taxes, net	0.1	0.1	0.2	0.2	0.2	0.2
Depreciation and amortization	15.0	15.2	58.9	58.9	58.9	58.9
EBITDA	(1.5)	(0.8)	12.5	14.5	12.5	14.5
2022 Strategic Realignment	4.0	4.0	13.0	13.0	13.0	13.0
Stock-based compensation	14.0	14.0	58.5	58.5	58.5	58.5
Adjusted EBITDA	$16.5	$17.2	$84.0	$86.0	$84.0	$86.0

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.